Exhibit 10.1

ELLISON GUARANTEE

This GUARANTEE, dated as of February 27, 2026 (this “Ellison Guarantee”), sets forth the terms and conditions of the guarantee of each of The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended (the “Trust”) and Mr. Lawrence J. Ellison (“L. Ellison”) in favor of Warner Bros. Discovery, Inc., a Delaware corporation (the “Guaranteed Party”). Each of the Trust and L. Ellison is referred to herein, individually, as a “Guarantor” and, collectively, as the “Guarantors.” Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

1.	irrevocable Guarantee.

1.1.            To induce the Guaranteed Party to enter into the Agreement and Plan of Merger among the Guaranteed Party, Paramount Skydance Corporation, a Delaware corporation (“Paramount”), and Prince Sub Inc., a Delaware corporation (“Merger Sub”), pursuant to which Paramount will, directly or indirectly, acquire the Guaranteed Party (as it may be amended from time to time, the “Merger Agreement”), the Guarantors (jointly and severally), intending to be legally bound, as primary obligor and not merely as a surety, hereby absolutely, irrevocably and unconditionally guarantee to the Guaranteed Party the due and punctual payment, performance and discharge by Paramount and Merger Sub, if and when due pursuant to or in connection with the Merger Agreement of:

1.1.1.       the Netflix Termination Fee, solely to the extent the full amount has not been paid to Netflix;

1.1.2.       the Amended Notes Payment Amount;

1.1.3.       $45,720,000,000 of the Merger Consideration, plus the Contingent Equity Amount (to the extent applicable), which may be funded through the subscription of the Subscribed Shares (as defined in the Subscription Agreement) pursuant to that certain Subscription Agreement, dated as of the date hereof, by and among Paramount, the Trust, and L. Ellison (the “Subscription Agreement”) (it being understood that the failure of the Closing to occur as a result of any breach by Paramount or Merger Sub of the Merger Agreement, or the failure of the subscriptions contemplated by the Subscription Agreement to occur for any reason, shall not limit, impair or adversely affect these obligations or the ability of the Guaranteed Party to seek to enforce these obligations against the Guarantors hereunder); and

1.1.4.      (i) any and all damages, losses, costs and expenses (x) payable by Paramount, Merger Sub or the Guarantors due to a failure to comply with, breach of, or non-performance of, obligations under the Merger Agreement or the Subscription Agreement, as applicable, or (y) arising out of fraud of Paramount, Merger Sub or the Guarantors with respect to the Merger Agreement or the Subscription Agreement, as applicable, (ii) the Regulatory Termination Fee, and (iii) any other costs and expenses that become payable under Section 8.3(e) or Section 6.16 of the Merger Agreement (such obligations, together with the obligations specified in Section 1.1.1, Section 1.1.2 and Section 1.1.3, the “Guaranteed Obligations”).

1.2.            It is understood and agreed that notwithstanding anything to the contrary herein or in any Subscription Agreement, any failure of Paramount to issue the Subscribed Shares, any failure to be satisfied of any conditions precedent to the consummation of any of the Subscriptions (as defined in the Subscription Agreements), and any failure of any party to either of the Subscription Agreements to comply with the terms thereof, shall not limit, impair or adversely affect the Guaranteed Obligations or the right of the Guaranteed Party to enforce the Guaranteed Obligations against the Guarantors hereunder. All amounts due and payable hereunder shall be made in lawful money of the United States, in immediately available funds, free and clear of any deduction, set-off, defense, claim or counterclaim of any kind.

1.3.            If Paramount or Merger Sub fails to pay, perform or discharge, or cause to be paid, performed or discharged, all or any portion of the Guaranteed Obligations when due under and in accordance with the Merger Agreement, the Guarantors shall, on the Guaranteed Party’s demand, immediately pay to the Guaranteed Party such Guaranteed Obligations, and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, take any and all actions available hereunder to collect the unsatisfied Guaranteed Obligations from the Guarantors. Each Guarantor acknowledges and agrees that this Ellison Guarantee is being delivered as a condition and inducement to the Guaranteed Party’s willingness to enter into the Merger Agreement, and that the Guaranteed Party is entering into the Merger Agreement in reliance upon the execution of this Ellison Guarantee.

1.4.            The Guaranteed Party hereby agrees that the Guarantors shall not have any obligation or liability to the Guaranteed Party under this Ellison Guarantee, the Subscription Agreement or the Merger Agreement other than as and to the extent set forth in this Ellison Guarantee, the Subscription Agreement or the Merger Agreement; provided, that the foregoing is not intended to diminish or otherwise limit in any way the Guaranteed Party’s rights under this Ellison Guarantee, the Merger Agreement or the Subscription Agreement.

1.5.            In furtherance of the foregoing, the Guarantors acknowledge that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against each Guarantor for all or a portion of the unsatisfied Guaranteed Obligations, regardless of whether any such action is brought against Paramount, Merger Sub, the other Guarantor or any other Person, or whether Paramount, Merger Sub, the other Guarantor or any other Person is joined in any such action or actions (provided the Guaranteed Party may not actually recover more than once in respect of the same Guaranteed Obligation to the extent such Guaranteed Obligation is satisfied). The Guaranteed Party shall not be required to proceed against Paramount, Merger Sub or any other Person first before proceeding against any Guarantor, and any failure by the Guaranteed Party to pursue such rights and remedies it may have against Paramount or Merger Sub or to collect any payments from Paramount or Merger Sub shall not relieve the Guarantors of any liability hereunder.

2.	nature of the guarantee.

2.1.            Each of the Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing (except in the case where this Ellison Guarantee is terminated in accordance with Section 8 hereof) irrespective of any modification, amendment or waiver of, or any consent to or departure from, the Merger Agreement that may be agreed to by the parties thereto. Without limiting the foregoing, the Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Paramount or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors’ obligations hereunder. In the event that any payment hereunder is rescinded or must otherwise be, and is, returned to a Guarantor for any reason whatsoever (other than circumstances where a Guarantor is not liable to make such payment), this Ellison Guarantee shall continue to be effective or be reinstated, as the case may be, and the Guarantors shall remain liable hereunder for the Guaranteed Obligations as if such payment had not been made. This Ellison Guarantee is an absolute, unconditional and irrevocable guarantee of payment and not of collection. Notwithstanding any other provision of this Ellison Guarantee to the contrary, the Guaranteed Party hereby agrees that each Guarantor may assert as a defense to any payment or performance by such Guarantor under this Ellison Guarantee, any claim, set-off, deduction, defense or release that Paramount, Merger Sub or the Guarantors could assert against the Guaranteed Party under the terms of the Merger Agreement or the Subscription Agreement, as applicable (other than (i) any defense, claims, set-off, deduction or release based on lack of authority of Paramount or Merger Sub or any other defense that would not exist if the representations and warranties of Paramount and Merger Sub under the Merger Agreement and of the parties to the Subscription Agreement were true and correct and the covenants of Paramount and Merger Sub under the Merger Agreement and of the parties to and under the Subscription Agreement were complied with, or (ii) any defense based on any insolvency, bankruptcy, reorganization, moratorium or other similar case or proceeding involving Paramount, Merger Sub or either Guarantor or principles of fraudulent conveyance (clauses (i) and (ii), collectively, the “Defense Exceptions”)).

3.	CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.

3.1.            Each of the Guarantors agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of either Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also enter into any agreement with Paramount, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms of the Merger Agreement or of any other agreement between the Guaranteed Party and Paramount, Merger Sub or any other Person, without in any way impairing or affecting the Guarantors’ respective obligations under this Ellison Guarantee or affecting the validity or enforceability of this Ellison Guarantee. The liability of each Guarantor under this Ellison Guarantee shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (except in the case where this Ellison Guarantee is terminated in accordance with Section 8 hereof): (a) any amendment, waiver or modification of the Merger Agreement or the Subscription Agreement made in accordance with the terms thereof, or the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Paramount, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement or in respect of the Guaranteed Obligations (with or without notice to such Guarantor); (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations, or any extension, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement (including with respect to the Guaranteed Obligations) or the Subscription Agreement made in accordance with the terms thereof or any other agreement evidencing, securing or otherwise executed in connection with any Guaranteed Obligation; (c) any lack of validity, legality or enforceability of the Merger Agreement or the Subscription Agreement, including (x) resulting from a breach of any representation, warranty or covenant in the Merger Agreement by Paramount or Merger Sub or in the Subscription Agreement by any party thereto or (y) pursuant to or in connection with or arising from, in or under, any insolvency, bankruptcy, winding up, moratorium, receivership, dissolution, assignment, reorganization or other similar proceeding commenced against Paramount or Merger Sub; (d) any change in the legal existence, structure or ownership of Paramount, Merger Sub, any Guarantor or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement or the Subscription Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Paramount, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement or the Subscription Agreement; (f) the existence of any claim, set-off or other right that the Guarantors may have at any time against Paramount, Merger Sub, the Guaranteed Party or any other Person, whether in connection with the Guaranteed Obligations or otherwise (other than as expressly provided by the last sentence of Section 2.1); (g) any default by Paramount or Merger Sub under the Merger Agreement, any default under the Subscription Agreement by any party thereto, or any default by the other Guarantor hereunder; (h) any change in law; (i) the addition, substitution, discharge or release of any Person in respect of the transactions contemplated by the Merger Agreement or the Subscription Agreement; or (j) the adequacy of any means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; provided, however, subject to Section 2 hereof, each Guarantor shall be fully released and discharged hereunder if the applicable Guaranteed Obligations are paid in full to the Guaranteed Party in accordance with the Merger Agreement or this Ellison Guarantee.

3.2.            To the fullest extent permitted by applicable law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by the Guaranteed Party. Each Guarantor waives promptness, diligence, notice of the acceptance of this Ellison Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind (other than notices to Paramount or Merger Sub pursuant to the Merger Agreement and notices to the Guarantors pursuant to express provisions of this Ellison Guarantee), all defenses which may be available by virtue of any valuation, stay, moratorium or other similar applicable law now or hereafter in effect, any right to require the marshalling of assets of Paramount, Merger Sub, the other Guarantor or any other person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement and all suretyship defenses generally (other than (i) defenses to the payment of Guaranteed Obligations that are available to Paramount or Merger Sub under the Merger Agreement (other than the Defense Exceptions) or (ii) actual fraud or Willful Breach, in each case of this Ellison Guarantee by the Guaranteed Party). Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Ellison Guarantee are knowingly made in contemplation of such benefits. For the purposes of this Section 3.2, “Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by a party hereto with the knowledge that taking of such act or failure to take such act would cause a breach of this Ellison Guarantee.

3.3.            Each Guarantor hereby absolutely, unconditionally and irrevocably waives, and agrees not to exercise, any rights that it may now have or hereafter acquire against Paramount, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement that arise from the existence, payment, performance, or enforcement of such Guarantor’s obligations under or in respect of this Ellison Guarantee or any other agreement in connection therewith (subject to the limitations expressly set forth herein), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Paramount, Merger Sub or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Paramount, Merger Sub or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, and such Guarantor shall not exercise any such rights unless and until the Guaranteed Obligations due and payable hereunder shall have been indefeasibly paid in full in immediately available funds, free and clear of any deduction, set-off, defense, claim or counterclaim of any kind. If any amount shall be paid to the Guarantors in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of all amounts payable by the Guarantors under this Ellison Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the applicable Guarantor and shall forthwith be promptly paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, or to be held as collateral for the Guaranteed Obligations.

4.	No Waiver; Cumulative Rights.

4.1.            No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. Nothing in this Ellison Guarantee shall limit in any way the right of the Guaranteed Party to seek (and, if applicable, obtain) any equitable relief under and in accordance with the terms of the Merger Agreement.

5.	REPRESENTATIONS AND WARRANTIES; covenant.

5.1.            The Trust hereby represents and warrants to the Guaranteed Party that:

5.1.1.       the Trust was created by L. Ellison, as the sole Trustor, on January 22, 1988, for his sole and exclusive benefit during his lifetime;

5.1.2.       the Trust was validly created and is in full force and effect and validly exists in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of organization;

5.1.3.       the only Trustees of the Trust are L. Ellison and Paul T. Marinelli (together, the “Trustees”, or, individually, a “Trustee”) and, other than the Trustees, there is no other person that has the ability to revoke, amend, appoint assets of or make distributions from the Trust;

5.1.4.       the Trust has all necessary organizational or trust power and authority to execute and deliver this Ellison Guarantee and to perform its obligations hereunder;

5.1.5.       the Trust has, and will continue to have for so long as this Ellison Guarantee is in effect, the financial capacity to timely and fully pay and perform its obligations under this Ellison Guarantee, taking into account its obligations hereunder and all of its other obligations, and all funds necessary for the Trust to fulfill its obligations under this Ellison Guarantee (including the Guaranteed Obligations) shall be available to the Trust for so long as this Ellison Guarantee shall remain in effect in accordance with Section 8 hereof;

5.1.6.       the execution, delivery and performance by the Trust of this Ellison Guarantee have been duly and validly authorized and approved by all necessary action and do not and will not contravene any provision of the Trust’s trust agreement or similar organizational documents or any applicable law or any material contractual restriction binding on the Trust or its assets;

5.1.7.      all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity or other Person necessary for the due execution, and delivery of this Ellison Guarantee by the Trust and performance by the Trust of its obligations hereunder have been obtained or made and all conditions thereto have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or other Person is required in connection with the execution and delivery of this Ellison Guarantee and performance by the Trust of its obligations hereunder;

5.1.8.       this Ellison Guarantee has been duly and validly executed and delivered by the Trust and, assuming due execution and delivery by the Guaranteed Party, constitutes a legal, valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, reorganization, moratorium and similar applicable laws affecting creditors’ rights generally, and (2) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in an action at law or in equity);

5.1.9.       the execution and delivery of this Ellison Guarantee by the Trust does not, and the performance of this Ellison Guarantee by the Trust does not and will not, (i) conflict with or violate the organizational documents of the Trust, (ii) conflict with or violate any law applicable to the Trust or by which any of its properties or assets is bound or affected or (iii) result in any breach or violation of, or constitute a default (or an event which, with or without notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material contract or other instrument or obligation to which the Trust is a party or by which the Trust or any of its properties or assets is bound or affected;

5.1.10.     as of the date hereof, except as disclosed in writing by the Guarantors to the Guaranteed Party prior to the date hereof, none of the assets held by the Trust are subject to any lien, encumbrance, mortgage, pledge, hypothecation, security interest, equitable interest, charge, restriction on transfer, option, derivative arrangement that may result in funding obligations (including any margin call), right of first refusal or offer, preemptive right or any other similar restriction or covenant with respect to or governing the use, receipt of income or exercise of any other attribute of ownership of assets held by the Trust, or other adverse claim of any kind;

5.1.11.     (i) the balance sheet information of the Trust previously provided to the Guaranteed Party and dated as of December 31, 2025 (the “Trust Balance Sheet”) presents fairly, in all material respects, the financial position of the Trust as of the date thereof (the “Trust Balance Sheet Date”) and (ii) since the Trust Balance Sheet Date, there has been no material adverse effect on the assets and liabilities of the Trust or any other change that would or would reasonably be expected to materially impair or prevent the Trust from performing its obligations hereunder;

5.1.12.     as of the date hereof, there is no claim, litigation or other proceeding against the Trust or its assets that would reasonably be expected to interfere with the Trust’s ability to timely and fully pay and perform its obligations under the Transaction Documents, including this Ellison Guarantee and the Subscription Agreement;

5.1.13.     the assets of the Trust do not constitute community property, quasi-community property, or marital property under any applicable laws; and

5.1.14.     no spouse, former spouse or other Person has any claim or right to the assets held in the Trust during L. Ellison’s lifetime or as a result of L. Ellison’s death that would prevent the Trust from fulfilling its obligations hereunder.

5.2.            L. Ellison hereby represents and warrants to the Guaranteed Party that:

5.2.1.       he has all necessary power and authority and legal capacity to execute and deliver this Ellison Guarantee and to perform his obligations hereunder;

5.2.2.       he has, together with the Trust, and will continue to have, together with the Trust, for so long as this Ellison Guarantee is in effect, the financial capacity to timely and fully pay and perform his obligations under this Ellison Guarantee, taking into account his and the Trust’s obligations hereunder and all of his and the Trust’s other obligations, and all funds necessary for him and the Trust to timely and fully fulfill their obligations under this Ellison Guarantee (including the Guaranteed Obligations) shall be available to him or the Trust for so long as this Ellison Guarantee shall remain in effect in accordance with Section 8 hereof;

5.2.3.       the execution, delivery and performance by L. Ellison of this Ellison Guarantee has been duly and validly authorized by all necessary action and do not contravene any applicable law or any material contractual restriction binding on him or his assets;

5.2.4.      all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity or other Person necessary for the due execution, delivery and performance of this Ellison Guarantee by L. Ellison have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or other Person is required in connection with the execution, delivery or performance of this Ellison Guarantee;

5.2.5.       this Ellison Guarantee has been duly and validly executed and delivered by L. Ellison and, assuming due execution and delivery by the Guaranteed Party, constitutes a legal, valid and binding obligation of L. Ellison enforceable against him in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, reorganization, moratorium and similar applicable laws affecting creditors’ rights and remedies generally, and (2) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in an action at law or in equity); and

5.2.6.       the execution and delivery of this Ellison Guarantee by L. Ellison does not, and the performance of this Ellison Guarantee by L. Ellison will not, (i) conflict with or violate any law applicable to him or by which any of his properties or assets is bound or affected, or (ii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any contract or other instrument or obligation to which L. Ellison is a party or by which L. Ellison or any of his properties or assets is bound or affected, except, with respect to each of the foregoing clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, and would not reasonably be expected to, individually or in the aggregate, materially affect his ability to enter into or timely perform his obligations under this Ellison Guarantee.

5.3.            Each of the Guarantors covenants and agrees that it will not sell, pledge, assign, transfer, dispose of or encumber its assets in any manner that would, or could reasonably be expected to, adversely impact its ability to timely and fully perform its obligations hereunder, including payment of the Guaranteed Obligations in full. Without limiting the generality of the foregoing, L. Ellison covenants and agrees that he will not, and he will cause any other co-trustee of the Trust and any other Person not to, (i) revoke the Trust, (ii) permit the terms of the Trust to be amended in any way that would adversely affect the Trust’s ability to perform its obligations hereunder, or (iii) otherwise take any action with the intent or effect of avoiding payment or impairing performance of the Guaranteed Obligations.

6.	NO ASSIGNMENT.

6.1.            Neither of the Guarantors nor the Guaranteed Party may assign or delegate, as applicable, its respective rights, interests or obligations hereunder, in whole or in part, to any other person (whether by operation of law or otherwise) without the prior written consent of the Guaranteed Party (in the case of assignment by a Guarantor) or the Guarantors (in the case of assignment by the Guaranteed Party). Any assignment or delegation in breach of this Section 6.1 shall be null and void and of no force and effect.

7.	NOTICES.

7.1.            All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more parties hereto to one or more of the other parties hereto shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party or parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that the email transmission is promptly confirmed by telephone or in writing by the recipient thereof (excluding out-of-office replies or other automatically generated responses). Such communications shall be sent to the respective parties hereto at the following street addresses or email addresses or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 7.1:

if to the Guarantors:

The Lawrence J. Ellison Revocable Trust u/a/d 1/22/88, as amended

c/o Lawrence Investments, LLC

101 Ygnacio Valley Rd., Suite 320

Walnut Creek, CA 94596

Attention:	Paul T. Marinelli
Email:	*** and copy to ***

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:	Ian Nussbaum Max Schleusener Rick Offsay
Email:	*** *** ***

and to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001

Attention:	Faiza Saeed Daniel Cerqueira Claudia Ricciardi Alexander Greenberg Minh Van Ngo
Email:	*** *** *** *** ***

if to the Guaranteed Party:

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, New York 10003

Attention:	Priya Aiyar
Email:	***

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

Attention:	Jonathan E. Levitsky Gordon S. Moodie Katherine D. Taylor Erik J. Andren
Email:	*** *** *** ***

and to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Andrew J. Nussbaum Karessa L. Cain

Hannah Clark

Email:	*** ***

***

8.	CONTINUING GUARANTEE.

8.1.            Unless terminated pursuant to this Section 8, this Ellison Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on each Guarantor, its successors and permitted assigns until all Guaranteed Obligations have been indefeasibly paid, observed, performed and satisfied in full, at which time this Ellison Guarantee shall terminate and the Guarantors shall have no further obligations under this Ellison Guarantee. Notwithstanding the foregoing, or anything express or implied in this Ellison Guarantee or otherwise, this Ellison Guarantee shall only terminate and the Guarantors shall only have no further obligations under or in connection with this Ellison Guarantee as of the earliest of: (a) the consummation of the Closing in accordance with the Merger Agreement and the payment by or on behalf of Paramount of all amounts due under the Merger Agreement; and (b) ninety (90) days following the valid termination of the Merger Agreement in accordance with its terms unless (1) the Guaranteed Party presents the Guarantors a notice of a claim for payment of any Guaranteed Obligation in writing that the Guarantors or Paramount have not paid in full to the Guaranteed Party or (2) the Guaranteed Party or any of its respective affiliates, successors or assigns (or any agent or representative on their behalf) shall have commenced a Proceeding against a Guarantor in accordance with this Ellison Guarantee or against Paramount or Merger Sub alleging that any Guarantor, Paramount or Merger Sub (as applicable) is liable for payment obligations under the Merger Agreement or that any Guarantor is liable for any portion of the Guaranteed Obligations pursuant to this Ellison Guarantee, in each of the cases of clauses (1) or (2), prior to the end of such ninety (90) day period (in which case this Ellison Guarantee shall not terminate pursuant to this clause (b) until the earlier to occur of (x) entry of a final, non-appealable order of a court of competent jurisdiction discharging the Guarantors, Paramount or Merger Sub (as applicable) of any such Guaranteed Obligations and the indefeasible payment by the Guarantors, Paramount or Merger Sub (as applicable) to the Guaranteed Party of all amounts payable by the Guarantors, Paramount and Merger Sub pursuant to such order or agreement and (y) a mutual written agreement between the Guarantors and the Guaranteed Party terminating all the obligations of the Guarantors under this Ellison Guarantee).

9.	NO RECOURSE.

9.1.            The Guaranteed Party acknowledges the separate existence of Paramount and Merger Sub, and that no additional funds are expected to be contributed to Paramount or Merger Sub unless and until the Netflix Termination Fee becomes due and payable, the Closing occurs, the Regulatory Termination Fee becomes due and payable, the Amended Notes Payment Amount becomes due and payable or any damages, losses, costs and expenses become due and payable by Paramount or Merger Sub under or in connection with the Merger Agreement. By its acceptance of this Ellison Guarantee, the Guaranteed Party acknowledges, covenants and agrees this Ellison Guarantee may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Ellison Guarantee, or any instrument or other document delivered pursuant to this Ellison Guarantee, may only be brought against the persons expressly named as parties hereto or thereto (or any of their respective successors, legal representatives and permitted assigns) and then only with respect to the obligations set forth herein or therein with respect to such party.

9.2.            For the avoidance of doubt, nothing in this Ellison Guarantee shall prohibit the Guaranteed Party from pursuing both a grant of specific performance or other equitable relief pursuant to, and in accordance with the terms of, the Merger Agreement and the payment of the Guaranteed Obligations or other monetary damages that may be available thereunder (subject to the limitations set forth therein); provided, that, in no event shall the Guaranteed Party be entitled to both (x) a grant of specific performance of the obligation to consummate the Transactions contemplated by Merger Agreement that results in the Closing and (y) payment of the Regulatory Termination Fee. This Section 9 shall survive the termination of this Ellison Guarantee.

10.	Regulatory cooperation

10.1.          Each Guarantor shall, and shall cause its controlled affiliates (other than Oracle Corporation, Ellison Institute of Technology or any of the respective controlled Affiliates of Oracle Corporation or Ellison Institute of Technology) to, (i) use its reasonable best efforts to (A) prepare and file, in consultation with the Guaranteed Party, as promptly as practicable with any Governmental Entity or other third party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (B) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Entity or other third party, in each case, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Ellison Guarantee and the Merger Agreement, (ii) furnish the Guaranteed Party any reasonable assistance, including making any necessary filings with or submissions to, or supplying information or documentation to, Governmental Entities, as the Guaranteed Party may request in connection with the Transactions and (iii) defend through litigation on the merits (including through appeal) any claim asserted in any court, agency or other Proceeding by any Person, including any Governmental Entity, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement. In furtherance and not in limitation of the foregoing, each Guarantor agrees to comply with Sections 6.4(b) through (d) of the Merger Agreement as if it were Buyer, mutatis mutandis.

10.2.         No Guarantor shall, and each Guarantor shall cause their respective Affiliates (other than Oracle Corporation and Ellison Institute of Technology or any of the respective controlled Affiliates of Oracle Corporation or Ellison Institute of Technology) not to (i) take, cause or permit to be taken or omit to take any action, including any action with respect to any actions or filings that would be required to be made pursuant to any applicable Antitrust Laws, Foreign Regulatory Laws or other Laws, that would reasonably be expected to prevent or materially delay the consummation of the Transactions or (ii) propose, announce an intention, enter into any agreements or otherwise make a commitment to take such action. Without limiting the generality of the foregoing, no Guarantor shall, and each Guarantor shall cause their respective Affiliates (other than Oracle Corporation, Ellison Institute of Technology or any of the respective controlled Affiliates of Oracle Corporation or Ellison Institute of Technology) not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if any such action could reasonably be expected to materially delay or materially increase the risk of not obtaining any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any Governmental Entity necessary to consummate the transactions contemplated hereby or prevent or materially delay the consummation of the Transactions.

11.	GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

11.1.          This Ellison Guarantee shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

11.2.          Each of the parties hereto agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Ellison Guarantee, any instrument or other document delivered pursuant to this Ellison Guarantee or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division): provided that if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the United States federal courts, such Proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”), and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 7.1 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 11.2 or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

11.3.          EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS ELLISON GUARANTEE, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS ELLISON GUARANTEE OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS ELLISON GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS ELLISON GUARANTEE, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS ELLISON GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES HERETO WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS ELLISON GUARANTEE AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 11.3.

12.	COUNTERPARTS.

12.1.          This Ellison Guarantee may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Ellison Guarantee delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Ellison Guarantee.

13.	THIRD PARTY BENEFICIARIES.

13.1.          This Ellison Guarantee shall be binding upon, inure solely to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Ellison Guarantee is intended to, or shall, confer upon any other person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein; provided that, in accordance with Section 261 of the General Corporation Law of the State of Delaware, the Guaranteed Party shall have the right, on behalf of the Guaranteed Party’s stockholders, to pursue specific performance or, if specific performance is not sought or granted as a remedy, to seek damages in accordance with this Ellison Guarantee (which shall include the benefit of the bargain lost by the Guaranteed Party’s stockholders) in the event of a breach by a Guarantor of this Ellison Guarantee, it being acknowledged and agreed that in no event shall any such stockholders of the Guaranteed Party or any other Person be entitled to enforce any of their rights, or any Guarantor’s obligations, under this Ellison Guarantee in the event of any such breach, but rather the Guaranteed Party shall have the sole and exclusive right to do so as a representative for such stockholders of the Guaranteed Party (and upon receipt of any payments as a result thereof, the Guaranteed Party shall be entitled to retain the amount of such payments so received).

14.	MISCELLANEOUS.

14.1.          This Ellison Guarantee and the other Transaction Documents (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters and (ii) except as provided in Section 13, this Ellison Guarantee is not intended to confer upon any person other than the parties hereto any rights or remedies whatsoever. Subject to the provisions of applicable Law, this Ellison Guarantee may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. The Guaranteed Party and its affiliates are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of any of the Guarantors or any other person in connection with this Ellison Guarantee except as expressly set forth herein by the Guarantor, in the Subscription Agreement or the Other Subscription Agreement by any party thereto or in the Merger Agreement by Buyer or Merger Sub. The Guarantors and their respective affiliates are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of the Guaranteed Party in connection with this Ellison Guarantee except as expressly set forth herein or in the Merger Agreement by the Guaranteed Party.

14.2.          The provisions of this Ellison Guarantee shall be deemed severable, and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Ellison Guarantee. If any provision of this Ellison Guarantee, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties hereto, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Ellison Guarantee and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Each party hereto covenants and agrees that it shall not assert, and shall cause its respective affiliates and representatives not to assert, that this Ellison Guarantee or any part hereof is invalid, illegal or unenforceable in accordance with its terms.

14.3.          The headings herein are for convenience of reference only, do not constitute part of this Ellison Guarantee and shall not be deemed to limit or otherwise affect any of the provisions hereof. Except as otherwise expressly provided herein, for purposes of this Ellison Guarantee: (i) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (ii) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (iii) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “including without limitation”; (iv) the word “or” is not exclusive; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Ellison Guarantee shall refer to this Ellison Guarantee as a whole and not any particular provision of this Ellison Guarantee; (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; and (vii) the word “will” shall be construed to have the same meaning and effect as the word “shall”. The parties hereto have participated jointly in negotiating and drafting this Ellison Guarantee. In the event that an ambiguity or a question of intent or interpretation arises, this Ellison Guarantee shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Ellison Guarantee.

14.4.          All parties acknowledge that each party and its counsel have reviewed this Ellison Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Ellison Guarantee.

14.5.          Each Guarantor acknowledges and agrees that the rights of the Guaranteed Party hereunder are special, unique and of extraordinary character and that if for any reason any of the provisions of this Ellison Guarantee are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Guarantor agrees that, in addition to any other available remedies the Guaranteed Party may have in equity or at law, the Guaranteed Party shall be entitled to enforce specifically the terms and provisions of this Ellison Guarantee and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Ellison Guarantee without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Ellison Guarantee, no Guarantor shall allege, and each Guarantor hereby waives the defense, that there is an adequate remedy at law.

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IN WITNESS WHEREOF, each Guarantor has duly executed this Ellison Guarantee (or caused this Ellison Guarantee to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

Trust:
THE LAWRENCE J. ELLISON REVOCABLE TRUST, U/A/D 1/22/88, AS AMENDED

/s/ Paul T. Marinelli
Paul T. Marinelli, in his capacity as Co-Trustee of the Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended

/s/ Lawrence J. Ellison
Lawrence J. Ellison, in his capacity as Co-Trustee of the Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended

L. Ellison:
Lawrence J. Ellison

/s/ Lawrence J. Ellison

[Signature Page to Guarantee in favor of Warner Bros. Discovery, Inc.]

IN WITNESS WHEREOF, the Guaranteed Party has duly executed this Ellison Guarantee (or caused this Ellison Guarantee to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

GUARANTEED PARTY:
WARNER BROS. DISCOVERY, INC.

By:	/s/ Bruce Campbell
Name: Bruce Campbell
Title: Chief Revenue and Strategy Officer

[Signature Page to Guarantee in favor of Warner Bros. Discovery, Inc.]